Exhibit 5.2

April 5, 2006

The Stanley Works

1000 Stanley Drive

New Britain, Connecticut 06053

The Stanley Works Capital Trust I

c/o The Stanley Works

1000 Stanley Drive

New Britain, Connecticut 06053

RE:                  Registration Statement on Form S-4

Ladies and Gentlemen:

I am the Assistant General Counsel of The Stanley Works, a Connecticut corporation (the “Company”).  I refer to the Registration Statement on Form S-4 to be filed by the Company and by The Stanley Works Capital Trust I, a Delaware statutory trust (the “Trust”) with the Securities and Exchange Commission on April 5, 2006, in connection with the public offering of the Trust’s $450,000,000 aggregate liquidation amount of its 5.902% Fixed Rate/Floating Rate Enhanced Trust Preferred Securities (the “Exchange Preferred Securities”) and related offering by the Company of $450,000,000 aggregate principal amount of its 5.902% Fixed Rate/Floating Rate Junior Subordinated Debt Securities due 2045 (the “Exchange Notes”) and the Company’s guarantee of the Trust’s obligations under the Exchange Preferred Securities (the “Exchange Guarantee” and together with the Exchange Preferred Securities and the Exchange Notes, the “Exchange Securities”).  The Exchange Securities are to be issued pursuant to an exchange offer (the “Exchange Offer”) in exchange for a like principal amount, or liquidation amount, as applicable, of the Trust’s 5.902% Fixed Rate/Floating Rate Enhanced Trust Preferred Securities (the “Original Preferred Securities”), the Company’s 5.902% Fixed Rate/Floating Rate Junior Subordinated Debt Securities due 2045 (the “Original Notes”) and the related guarantee by the Company of the Trust’s obligation under the Original Preferred Securities (the “Original Guarantee” and together with the Original Preferred Securities and the Original Notes, the “Original Securities”) which were issued on November 22, 2005.  The Exchange Preferred Securities are to be issued pursuant to the amended and restated declaration of trust dated November 22, 2005 (the “Declaration”) among the Company, as sponsor, the Trust, HSBC Bank, U.S.A., National Association, as Delaware trustee and property trustee (the “Institutional Trustee”), and the administrative trustees named therein, the Exchange Notes are to be issued under the indenture (the “Indenture”) dated November 22, 2005 between the Company and HSBC Bank USA, National Association, as trustee (the “Indenture Trustee”) and the Exchange Guarantee is made pursuant to the Preferred Securities Guarantee Agreement (the “Guarantee Agreement”) between the Company and HSBC Bank, U.S.A., National Association

as trustee (the “Guarantee Trustee”), and as contemplated by the Registration Rights Agreement, dated as of November 22, 2005 (the “Registration Rights Agreements”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Act”).

In connection with this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction, of:

1.               the Registration Statement (the “Registration Statement”) on Form S-4 relating to the Exchange Securities to be filed on the date hereof with the Securities and Exchange Commission (the “Commission”);

2.               the Restated Certificate of Incorporation of the Company , as amended to date (the “Certificate of Incorporation”);

3.               the By-Laws of the Company, as currently in effect (the “By-Laws”);

4.               certified copies of certain resolutions of the Board of Directors of the Company relating to the issuance of the Exchange Securities and related matters;

5.               executed copies of the Registration Rights Agreements;

6.               an executed copy of the Indenture;

7.               an executed copy of the Declaration;

8.               an executed copy of the Guarantee Agreement;

9.               the form of the Exchange Preferred Securities;

10.         the form of Exchange Notes; and

11.         the form of Exchange Guarantee.

I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as I have deemed necessary or appropriate as a basis for the opinion set forth herein.

In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as facsimile, electronic, certified, conformed or photostatic copies and the authenticity of the originals of such copies. In making my examination of documents executed or to be executed, I have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein that I have not independently established or verified, I have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

The opinions expressed herein are limited to the laws of the State of Connecticut and I do not express any opinion herein concerning any other law. The Indenture and the Exchange Guarantee provide that they are governed by the laws of the State of New York and the Declaration provides that it is governed by the laws of the State of Delaware. To the extent that the opinion expressed herein relates to matters governed by the laws of the State of New York or the State of Delaware, I have relied, with their permission, as to all matters of New York law and Delaware Law, on the opinion of Skadden, Arps, Slate, Meagher & Flom LLP dated April 5, 2006, which is filed herewith as Exhibit 5.1 to the Registration Statement, and my opinion is subject to the exceptions, qualifications and assumptions contained in such opinion.

Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that:

1.                                       The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Connecticut.

2.                                       The Company has the power and authority, corporate or other, to execute and deliver the Exchange Securities and to consummate the transactions contemplated thereby.

3.                                       The Indenture has been duly authorized executed and delivered by the Company.

4.                                       The Declaration has been duly authorized executed and delivered by the Company.

5.                                       The Exchange Guarantee has been duly authorized executed and delivered by the Company.

In rendering the opinions set forth above, I have assumed that the execution and delivery by the Company and the Trust of the Declaration, the Indenture, the Guarantee Agreement and the Exchange Securities, the consummation by the Company and the Trust of the Exchange Offer and the performance by the Company and the Trust of their respective obligations under the Exchange Securities, do not and will not violate, conflict with or constitute a default under any agreement or instrument to which the Company, the Trust or their respective properties are subject, except that I do not make this assumption with respect to those agreements and instruments which have been identified to me by the Company as being material to it and which are listed as exhibits in Part II of the Registration Statement.

I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. I also consent to the reference to my name under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving this consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Kathryn P. Sherer